EXHIBIT 11


                    WALSH INTERNATIONAL INC. AND SUBSIDIARIES

                 COMPUTATION OF (LOSS) EARNINGS PER COMMON SHARE


Dollars in thousands, except per share amounts

                                                                                  THREE MONTHS ENDED
PRIMARY (LOSS) EARNINGS PER SHARE                                         SEPTEMBER 30           SEPTEMBER 30
                                                                              1997                   1996
Weighted average common shares outstanding                                     10,552,504             10,477,325
Assumed exercise of certain stock options and other common stock                        -                176,586
equivalents
                                                                       ===================     ==================
                                                                               10,552,504             10,653,821
                                                                       ===================     ==================
                                                                       ===================     ==================
Net (Loss) Income                                                      $            (739)      $             802
                                                                       ===================     ==================
                                                                       ===================     ==================
(Loss) Earnings per share                                              $           (0.07)                      $
                                                                                                            0.08
                                                                       ===================     ==================
FULLY DILUTED (LOSS) EARNINGS PER SHARE
Weighted average common shares outstanding                                     10,552,504             10,477,325
Assumed exercise of certain stock options and other common stock                  342,305                185,614
equivalents
                                                                       -------------------     ------------------
                                                                               10,894,809             10,662,849
                                                                       ===================     ==================
Net (Loss) Income                                                      $            (739)      $             802
                                                                       ===================     ==================
Net (Loss) Earnings per Share                                          $           (0.07)      $            0.08
                                                                       ===================     ==================